FOR IMMEDIATE RELEASE	NEWS
September 23, 2008	OTCBB: LFVN

LIFEVANTAGE CORPORATION ANNOUNCES

Q4 AND FY 2008 FINANCIAL AND OPERATING RESULTS

SAN DIEGO, California — LifeVantage Corporation (OTCBB: LFVN), maker of Protandim®, today announced results for its year ended June 30, 2008. The Company recorded net revenues of $3.2 million and a net loss of $(2.1) million, or $(0.09) per share, for its year ended June 30, 2008. For its year ended June 30, 2007, the Company reported net revenues of $5.1 million and a net loss of $(3.7) million, or $(0.17) per share.

For its fourth fiscal quarter 2008, the Company recorded net revenues of $0.8 million and a net loss of $(0.7) million, or $(0.03) per share. For its fourth fiscal quarter 2007, the Company reported net revenues of $0.8 million and a net loss of $(0.5) million, or $(0.02) per share.

David Brown, LifeVantage President and CEO, commented, “We are pleased that in the short time the new management team has been in place, we have been able to stabilize sales and keep expenditures in line. Our efforts to increase brand awareness through television and radio commercials, as well as through internet marketing, have resulted in increases in new customer acquisition. We have also added new retail accounts for the first time in nearly a year and a half. Additionally, we anticipate achieving significant savings in manufacturing costs in the latter half of fiscal 2009 as a result of our recently announced agreement with Cornerstone Research & Development.”

During fiscal year 2008, the Company raised gross proceeds of $1,490,000 through a private placement offering of debentures convertible into the Company’s common stock. The proceeds are being used primarily for sales, marketing, promotional efforts, new product development, and scientific research and development.

A tremendous amount of scientific research was conducted on Protandim® during fiscal year 2008. Those institutions involved in such research included, among others, the University of Colorado at Denver Health Science Center, the University of Minnesota, Ohio State University, University Hospital in Brno, Czech Republic, the University of Michigan, Virginia Commonwealth University and Louisiana State University. The studies relate to various conditions including diabetes, skin cancer, pulmonary hypertension, non-alcoholic fatty liver disease, Duchenne muscular dystrophy, coronary artery bypass graft failure, renal failure, and photo aging of the skin.

In addition to the Company’s direct to consumer channel, Protandim® continues to be distributed through retail outlets such as GNC, Vitamin Shoppe, Vitamin Cottage, Seattle Super Supplements, Akin’s and Chamberlins’ Natural Foods Markets and Drugstore.com. Several retailers have recently been added including, Swanson’s Health (a leading e-commerce and mail order company), Let’s Talk Health (an on-line natural health products retailer) and Motion Grid, Inc. (a direct sales company currently selling to over 50,000 customers in the fitness industry). The Company has developed marketing and promotional plans in effort to increase sales in the retail channel and we have also developed a network of highly regarded retail brokers to give us greater presence in the channel.

With regard to the Company’s international efforts, Mr. Brown commented, “The Company’s previously announced plan to obtain distribution in Japan continues to move ahead. We are now waiting for official government approval from the Japanese Ministry of Health in order to ship the product into Japan.”

About Protandim®
Protandim® is a groundbreaking, clinically proven and patented dietary supplement that increases the body’s natural antioxidant protection by inducing protective enzymes including, superoxide dismustase (SOD) and catalase (CAT). These naturally occurring enzymes simply become overwhelmed by free radicals as we get older. Oxidative stress (cell damage caused by free radicals) occurs as a person ages, when subjected to environmental stresses or as an associated factor in certain illnesses. TBARS are laboratory markers for oxidative stress in the body. New data from a scientific study in men and women show that after 30 days of taking Protandim®, the level of circulating TBARS decreased an average of 40 percent, with this decrease shown to be maintained at 120 days. Protandim® strengthens a person’s defenses against oxidative stress by increasing the body’s natural antioxidant enzymes. For more information, please visit the Protandim® product web site at www.protandim.com.
About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science-based, natural products company, dedicated to helping people reach their health and wellness goals through science-based solutions to oxidative stress. Founded in 2003 and based in San Diego, California, LifeVantage develops nutraceutical products, including Protandim®, that leverage the Company’s expertise and that are intended to deliver significant health benefits to consumers. For more information, visit www.lifevantage.com or contact Jan Strode at 619-890-4040.

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable common law.  The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein.  These factors are difficult to accurately predict and may be beyond the control of the Company.  The following factors are among those that may cause actual results to differ materially from our forward-looking statements:  the Company’s limited cash flow and the rapid development of technology, lack of liquidity for the Company’s common stock, working capital shortages and the length of time for scientific advances to reach the market (if they ever reach the market).  These and other additional risk factors and uncertainties are discussed in greater detail in the Company’s Annual Report on Form 10-KSB and other documents filed with the Securities and Exchange Commission.  Forward-looking statements made by the Company in this news release or elsewhere speak only as of the date made.  New uncertainties and risks come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company.  The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued.  In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.

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CONTACTS:

LifeVantage Corporation Jan Strode	Phone: 619-890-4040
Jean Golden	Phone: 612-385-2324

LIFEVANTAGE CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the fiscal years and quarters ended June 30, 2008 and June 30, 2007

	Fourth Quarter	Fourth Quarter	Fiscal year	Fiscal year
	ended June 30,	ended June 30,	ended June 30,	ended June 30,
	2008	2007	2008	2007

Sales, net	$812,497	$843,470	$3,200,174	$5,050,988
Cost of sales	157,174	184,548	695,386	1,022,792

Gross profit	655,323	658,922	2,504,788	4,028,196

Operating expenses:
Marketing and customer service	634,350	385,686	1,655,461	2,991,302
General and administrative	501,412	748,979	2,108,338	4,355,803
Research and development	80,172	49,907	324,106	245,561
Depreciation and amortization	59,940	15,797	219,690	92,433
Loss on disposal of assets	—	9,967	—	105,621

Total operating expenses	1,275,874	1,210,336	4,307,595	7,790,720

Operating (loss)	(620,551)	(551,414)	(1,802,807)	(3,762,524)

Total other (expense) income	(128,747)	25,383	(251,632)	68,946

Net (loss)	$(749,298)	$(526,031)	$(2,054,439)	$(3,693,578)

Net (loss) per share, basic and diluted	$(0.03)	$(0.02)	$(0.09)	$(0.17)
Weighted average shares outstanding, basic and diluted	22,710,096	22,268,034	22,710,096	22,268,034

LIFEVANTAGE CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2008 and June 30, 2007

	June 30, 2008	June 30, 2007

ASSETS
Current assets
Cash and cash equivalents	$196,883	$160,760
Marketable securities, available for sale	1,100,000	—
Accounts receivable, net	98,008	398,463
Inventory	104,415	27,834
Deferred expenses	72,049	117,807
Deposit with manufacturer	277,979	388,791
Prepaid expenses	124,049	60,175

Total current assets	1,973,383	1,153,830
Long-term assets
Property and equipment, net	63,559	108,915
Intangible assets, net	2,270,163	2,311,110
Deferred debt offering costs, net	193,484	-
Deposits	48,447	340,440

TOTAL ASSETS	$4,549,036	$3,914,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Revolving line of credit and accrued interest	$166,620	$—
Accounts payable	139,803	148,699
Accrued expenses	338,268	230,811
Deferred revenue	510,765	818,250
Capital lease obligations, current portion	846	2,301
Total current liabilities	1,156,302	1,200,061
Long-term liabilities
Capital lease obligations, net of current
portion	—	846
Convertible debt, net of discount	223,484	-

Total liabilities	1,379,786	1,200,907

Stockholders' equity	3,169,250	2,713,388

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,549,036	$3,914,295